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                                                                   Exhibit 10.10



                                      SM&A

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                                       OF
                                  CATHY L. WOOD

        This Amendment No. 1 to Employment Agreement (this "Amendment") is entered into as of October 4, 2002 by and between SM&A, a California corporation formerly known as Emergent Information Technologies, Inc. ("SM&A"), and Cathy L. Wood ("Employee"), with reference to the following:

A. SM&A and Employee are parties to that certain Employment Agreement effective November 1, 2001 (the "Employment Agreement") pursuant to which Employee has agreed to perform services for SM&A on the terms and conditions set forth therein.

B. Employee and SM&A desire to amend the Employment Agreement to reflect a change in Employee's compensation.

        NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, SM&A and Employee agree to amend the Employment Agreement as follows, with each such amendment to become effective September 30, 2002:

        1. Term. Section 1.2 of the Employment Agreement shall be amended and restated to read in its entirety as follows:

               1.2. This Agreement shall be effective as of November 1, 2001 (the "Effective Date") and shall terminate on December 31, 2004 unless sooner terminated pursuant to the terms set forth below.

        2. Incentive Compensation. Paragraph 2 of Exhibit A to the Employment Agreement entitled "Incentive Compensation" shall be amended and restated to read in its entirety as follows:

        2. INCENTIVE COMPENSATION. In addition to the Base Salary described above, Employee will receive incentive compensation in the amount of 1.5% of the Company's earnings before interest, taxes, depreciation and amortization charges ("EBITDA") for each calendar quarter. The incentive compensation to be received for any calendar quarter shall be paid to employee within 45 days after the end of that calendar quarter.

        3. Options. A new paragraph shall be added to the end of Exhibit A to the Employment Agreement, which paragraph shall read in its entirety as follows:

        7. OPTIONS. The Board of Directors has approved the grant to Employee under the Company's Amended and Restated 1997 Stock Option Plan (i) on September 30, 2002, a stock option to purchase up to 50,000 shares of Common Stock, and (ii) on each annual anniversary of September 30, 2002 on which Employee continues to be employed by the Company, a stock option to purchase up to 50,000 shares of Common Stock. The exercise price of each stock option shall be equal to the fair market value of the Common Stock on the date of grant and the options shall each vest (i.e., become exercisable) in sixteen equal quarterly installments, commencing on the three-month anniversary of the date of grant. Such stock options shall be in the form generally approved for grants to officers of the Company; provided, however, that such stock options shall vest in full upon the occurrence during the term of the employment agreement to which this Exhibit A is attached of a Change of Control (as defined in such employment agreement).

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        4. General. Headings used in this Amendment are for convenience only and are not intended to affect the meaning or interpretation of this Amendment. Except as set forth in this Amendment, the Employment Agreement shall remain in full force and effect. The Employment Agreement (as superseded in part by this Amendment) and this Amendment constitute the entire agreement among the parties with respect to the subject matter hereto and supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof. Each party represents and warrants to the other that the Employment Agreement and this Amendment constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms. Any other amendment or modification may only be in a writing executed by all of the parties hereto.


        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of October 4, 2002.


                                            SM&A



                                            By:       /s/ Steven S. Myers
                                               ---------------------------------
                                                   Steven S. Myers
                                                   Chairman, President and
                                                   Chief Executive Officer

                                                     /s/ Cathy L. Wood
                                            ------------------------------------
                                            Cathy L. Wood



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